VISTA Outdoor Analyst Presentation January 7, 2015

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995; particularly statements regarding future financial and operating results of Vista Outdoor Inc. (the “Company”) and its business. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this presentation due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operation of the Company’s business. More detailed information about these factors may be found in the Company’s filings with the Securities and Exchange Commission, including ATK’s Quarterly Report on Form 10-Q filed on November 7, 2014 and the Company’s Registration Statement on Form 10 filed on August 13, 2014 and most recently amended on December 22, 2014. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Measures Non-GAAP financial measures such as earnings before depreciation and amortization (“EBITDA”), Adjusted EBITDA and Adjusted EBITDA – Capex as included in this Presentation, are supplemental measures that are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”). We define Adjusted EBITDA as EBITDA adjusted for asset impairments, restructuring and severance costs, gains or losses on operating assets, and external costs related to mergers, acquisitions or dispositions. We refer to Adjusted EBITDA – Capex as a proxy for cash flow from operations. We believe that the presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDA – Capex helps investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of the core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Please see the Appendix hereto for reconciliations of these Non-GAAP financial measures to their comparable GAAP financial measures. These non-GAAP financial measures have limitations as analytical and comparative tools and you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA – Capex in addition to, and not as a substitute for, operating income, cash provided by operations or any other measure of financial performance or liquidity reported in accordance with GAAP. Throughout the presentation, certain numbers will not sum to the total due to rounding.

Additional Information and Where to Find It In connection with the proposed transaction between ATK and Orbital, ATK and Orbital intend to file relevant materials with the SEC. ATK has filed a registration statement on Form S-4 that includes a joint proxy statement of ATK and Orbital that also constitutes a prospectus of ATK (which registration statement was declared effective on December 17, 2014). In addition, Vista Outdoor filed with the SEC a registration statement on Form 10 (which registration statement has not yet been declared effective). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT, FORM 10, REGISTRATION STATEMENTS/PROSPECTUSES AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ATK, ORBITAL, VISTA OUTDOOR AND THE PROPOSED TRANSACTION. The joint proxy statement, Form 10, registration statements/prospectuses and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from ATK upon written request to ATK by emailing investor.relations@atk.com or by calling Michael Pici at 703-412-3216 or from Orbital upon written request to Orbital at investor.relations@orbital.com or by calling Barron Beneski at 703-406-5528.
Participants in Solicitation This communication is not a solicitation of a proxy from any investor or securityholder. ATK, Orbital and certain of their respective directors and executive officers, however, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information regarding ATK directors and executive officers may be found in its Annual Report for the year ended March 31, 2014 on Form 10-K filed with the SEC on May 23, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on June 13, 2014. Information regarding Orbital’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2013 on Form 10-K filed with the SEC on February 25, 2014 and the definitive proxy statement relating to its 2014 Annual Meeting of Stockholders filed with the SEC on March 11, 2014. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants is also included in the joint proxy statement/prospectus. Non-Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Today’s Presenters and Agenda  Mark DeYoung Chairman & CEO, Stephen Nolan SVP, CFO, Todd Seyfert VP Sales Agenda  Business Overview Leader in Outdoor Recreation and Shooting Sports Industry Defining Customer Relationships and Product Development Scalable Model with Established Infrastructure Key Growth Strategies Financial Overview

Overview of Spin from ATK Structure and Consideration ATK’s Sporting Group to be distributed at a ratio of 2:1 (2 shares for every 1 ATK share) on a pro rata basis to shareholders of record in a tax-free spin-off transaction Spin-off transaction in conjunction with merger of balance of ATK with Orbital Sciences (Orbital) Following Orbital’s recent Antares failure, ATK completed a review of the failure on the transaction, after which ATK’s Board of Directors reaffirmed its recommendation that ATK shareholders approve the issuance of shares to Orbital shareholders as part of the merger The spun company, Vista Outdoor, will trade on the NYSE under the symbol “VSTO” Vista Outdoor Headquartered in Utah Management & Board of Directors Chairman & CEO: Mark DeYoung, current ATK CEO SVP, CFO: Stephen Nolan, current ATK SVP, Strategy and Business Development SVP, General Counsel: Scott Chaplin, current ATK SVP, General Counsel and Secretary Directors: Mark DeYoung, Michael Callahan, April Foley, Tig H. Krekel (all current ATK Directors); Mark A. Gottfredson, Gary L. McArthur, Robert M. Tarola Employees: ~5,800 employees operate 15 manufacturing facilities in the United States, Puerto Rico, Mexico and Canada Transaction Rationale Greater strategic clarity and focus More efficient capital allocation Increased management focus and alignment Enhanced shareholder flexibility Conditions and Expected Closing Expected to close in early February 2015 Subject to customary closing conditions including shareholder approvals

Transaction Timeline April 28, 2014 Transaction Agreement Entered Into January 6, 2015 Announce Distribution Ratio January 7, 2015 Research Analyst Day January 29 – February 9, 2015 When-Issued Trading 2014 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 Jan Feb February 10, 2015 Regular Way Trading Begins January 29 – February 4, 2015 Investor Roadshow February 9, 2015 Spin-Off Closing / Distribution Date

Long-Tenured and Experienced Management Team Mark DeYoung Chairman & CEO Years Experience: 25+ Prior Affiliations: Stephen Nolan SVP, CFO Years Experience: 21 Prior Affiliations: Scott Chaplin SVP, General Counsel Years Experience: 20 Prior Affiliations: Steve Clark SVP, Human Resources & Corporate Services Years Experience: 19 Prior Affiliations: David White VP, Shooting Sports Years Experience: 39 Prior Affiliations: Matt Reintjes VP, Outdoor Products Years Experience: 17 Prior Affiliations: Todd Seyfert VP, Sales Years Experience: 19 Prior Affiliations: Amanda Covington VP, Communications & Gov’t Relations Years Experience: 16 Prior Affiliations: To Be Announced VP, Marketing Our Team Averages 15 Years of Experience in Outdoor Recreation, Shooting Sports and Consumer Products

Key Investment Highlights 1 Portfolio of Authentic Brands Focused on Outdoor Sports and Recreation 2 Large, Addressable and Growing Outdoor Recreation and Shooting Sports Market 3 Leading Innovation and Product Development Competencies 4 Proven Manufacturing, Global Sourcing and Distribution Platform 5 Proven M&A Capabilities 6 Long-Tenured and Highly Experienced Management Team

VISTA Outdoor Section 1 Business Overview

Bringing the World Outside  Our Mission To bring the world outside, leverage our capabilities and experience and instill passion into products that help the outdoor enthusiast achieve independence and success in the activity of their choice.

We Know Our Core Customer  Diverse and Growing Participation with Passionate Consumers

Our Vision Is To Be Nothing Less Than the Best Our Vision Be a leading provider of quality products for the outdoor enthusiast, while delivering superior long-term returns to our shareholders, value for our customers, and rewarding careers for our employees Our Values  I Integrity N Nimble S Safety P People I Innovation R Responsibility E Excellence Customers Products Shareholders Values People Vista Outdoor

Company Snapshot

A World Leader in Outdoor Recreation and Shooting Sports Products









Bushnell PRIMOS BLACKHAWK! bollé SERENGETI Savage Arms FEDERAL PREMIUM

Outdoor Products

Shooting Sports

Compelling Opportunity to Deliver Value for Shareholders (1)(2)

- Sales of $2.3B
- Adj. EBIT margin of ~13%
- Adj. EBITDA of $370M
- Organic growth of ~17% since 2003
- Attractive cash generation with Adj. EBITDA – Capex of $327M
- Estimated debt of $350M with additional liquidity of $500M(3)

Sales by Segment (1)



Outdoor Products, 35%
Shooting Sports, 65%

Sales by Customer (1)



International, 17%
U.S. / Law Enforcement, 2%
Consumer, 81%

Notes

1. Financial results are for the fiscal year ending March 31, 2014 and pro forma for acquisition of Bushnell and Savage
2. See financial details and reconciliation on page 68
3. Estimated debt and liquidity at the time the spin becomes effective

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A History of High Double Digit Growth FY03 – FY14 CAGR Organic: 17.3% Total: 19.9% Annual Sales ($M) 2,000 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0 FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13 FY14 Growth Trajectory Reflects Market Growth, Increased Share and Diversification of Product Portfolio

Passionate and Devoted Customer Base David Picariello @ PicGAC Aug 30 @BLACKHAWKPG I only use BlackHawk holsters. Love my SERPA holster for my Glock 30 Savage Arms@SavageArms Aug 24 Awesome custom work from Savage fan Kory. Sanded down Savage Model 110 30/06 bolt action with burnt Savage Arms logo. Chris Jones @cljslj09 Aug 1 @Primos_Hunting Houston said he wants to hunt with y’all Mississippi Wildlife Extravaganza 2014 pic twitter.com/ggTDJt4PgC Jeff Viox Bushnell August 29 at 8:28am Tried almost all cameras on market and Bushnell are IMO the best. Customer Reviews 4.6 out of 5 stars Would buy a dozen!! Richard G. Kaufer Bollé Mojo Snow Ski Goggles Superb Value Ski Goggles “I’ve used these ski goggles on [a] recent trip to Japan. Skied in various conditions from blue-sky to white-out. Excellent visibility in all conditions. Easy to wear, does not rub or irritate… Recommend it to others.” A New Generation of Enthusiasts are Discovering Their Passion for Outdoor Adventures and Achievement

Unique Opportunity in Attractive $63B Industry

Scale Position, Common Distribution and Shared Customer Insights

Opportunity to Expand Across Multiple Categories

	Vista Presence	Expansion Opportunity	Market Size ($B)[1]
Camping	◔	✓	9
Cycling	◔	✓	7
Fishing	○	✓	7
Golf[2]	◑	✓	5
Hunting / Shooting Sports[3]	◕	✓	14
Snow Sports	◑	✓	5
Trail Sports	◔	✓	7
Water Sports	○	✓	2
Wildlife Viewing	◕	✓	7
Total Market Opportunity			**63**



Source Outdoor Industry Association, National Sporting Goods Association, Southwick & Assoc.

Note

1. 2011 estimates of annual consumer spending on non-motorized outdoor recreation-related gear and accessories based on Outdoor Industry Association research (except where noted)
2. 2012 estimate of annual consumer spending on golf apparel, footwear and equipment based on National Sporting Goods Association research
3. 2011 estimate of annual consumer spending on hunting and shooting sports equipment and accessories based on Southwick & Associates research

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Attractive Outdoor Recreation Industry 142.6M Outdoor Participants in 2013 (US) 41% U.S. Population Planning to Spend Money on Outdoor Activities in 2014 55% Plan to Spend More Than in 2013 Source Outdoor Foundation, Sports and Fitness Industry Association Vista’s Key Outdoor Recreation Brands

Shooting Sports Industry $14.5B Market for Shooting Sports Gear & Accessories (1) 31M US Shooting Sport Participants (2) 12% Annual Growth in US Shooting Ranges from 2006 – 2013 Source Outdoor Industry Association, National Shooting Sports Foundation Vista’s Key Firearms & Ammunition Brands Notes 1. 2011 estimate 2. 2013 estimate

Company Heritage 1990 2001 2008 2009 2010 2013 2015 Spin-off from Honeywell to Alliant Techsystems Spin-off from ATK to Vista Outdoor Inc.

Integrated Portfolio of Leading Brands Category Shooting Sports Outdoor Products Brand Portfolio Representative Products Hunting Rangefinders Golf Rangefinders Trail Cameras Riflescopes Binoculars GPS Spotting Scopes Portable Power Night Vision Scope Covers Game Calls Gun Care Blinds Holsters Archery Accessories Ski Helmets Sunglasses Safety Goggles Ski Goggles Safety Glasses Providing Our Customers a Single Source for Top Outdoor Brands and Products

Bushnell A Leader in High Performance Optics

#1
Sports Optics Brand

97%
Aided Brand Awareness [1]

68%
Net Promoter Score [2] – Golf

65%
Net Promoter Score [2] – Hunting









Golf Pros Rely on Bushnell Rangefinders

Tour	Bushnell Users
PGA Players	97%
PGA Caddies	90%
LPGA	91%
Champions	84%

Source Darrell Survey

Brand Strengths

- Industry leader in sports optics since 1948
- Comprehensive product offering
- Proven track record of innovation (*e.g.*, brand pioneer in laser rangefinders)
- Trusted to deliver quality and value
- Strong partnerships with suppliers and retail customers

Competitive Advantages

- Optics specialist
- Industry leading optics technologies
- One of the most recognizable brands in general and hunting/shooting optics
- Brand innovator in the trail camera category
- Endorsed brands for specific pursuits in hunt/shoot categories

Notes
1. Measure of the number of consumers with knowledge of a brand or product with prompting
2. Index ranging from -100 to 100 that measures consumers' willingness to recommend a product to others

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CASE STUDY

Well-Defined Growth Strategies 1 Capitalize on a Growing and Fragmented Market 2 Expand Into Complementary or Adjacent Categories Through M&A 3 Develop New and Innovative Products to Drive Organic Growth and Customer Loyalty 4 Leverage Relationships With Our Wholesale and Retail Channel 5 Continuously Improve Operations A Leading Global Provider in Outdoor Sports and Recreation

VISTA Outdoor Section 2 Leader in Outdoor Recreation and Shooting Sports

Industry Leading Outdoor Product Brands Binoculars & Riflescopes #1 in units sold for over 10 years 8 point lead over nearest binocular competitor 4 point lead over nearest riflescope competitor Golf Laser Rangefinder #1 market share 57% of all units sold in the category YTD Holsters #1 market share Highly recognizable brands 88% and 94% aided brand awareness (BLACKHAWK! and Uncle Mike’s, respectively) BLACKHAWK! entered the commercial US holster market aggressively in 2010 Diverse Portfolio of Brands

Industry Leading Shooting Sports Brands #1 in Ammunition Sales Since 2008 #2 Market Share % 40 30 20 2001 2002 2003 2004 2005 2006 2007 #1 Market Share 2008 2008 2010 2011 2012 2013 Source Company filings and USTIC Savage Arms Has Outperformed the Overall Firearms Market Y-o-Y Sales Growth, Rolling 4 Quarters Through 2Q % 60 40 20 0 (20) 44 39 1 (3) CY2013 CY2014 Total Firearms Leading Shooting Sports Brands Proven Ability to Grow Share in a Competitive Market

Ammunition Premium Rifle Ammunition Manufacturer #1 Rifle Ammunition Brand 96% Aided Brand Awareness (1) 71% Net Promoter Score (2) Brand Strengths Pioneer of the premium rifle ammunition category Leading global ammunition manufacturer Products for every shooting discipline High quality products and efficient manufacturing Lean, progressive marketing approach Competitive Advantages Ammunition specialist Best available ammunition components: Bullet, Case, Powder and Primer Superior quality and consistent performance Endorsed brands for specific pursuits Industry leading component technologies: FLITECONTROL® wad, FLITESTOPPER® Shot, TruBall® slug, Fusion® bullet Notes 1. Measure of the number of consumers with knowledge of a brand or product with prompting 2. Index ranging from -100 to 100 that measures consumers’ willingness to recommend a product to others

America’s Choice in Sporting Rifles #1 Rifle Brand (1) 92% Aided Brand Awareness (2) 63% Net Promoter Score (3) Brand Strengths Lean manufacturing Product innovation – We Lead, They Follow Performance / accuracy Competitive Advantages Shorter lead times Wide product line featuring many specialty products Low price in “volume” mover categories High value in higher priced “perception mover” enthusiast categories Strong new product pipeline Strong reputation among users Advocacy from enthusiasts Strong editorial support Note 1. Based on units sold in 2013, as reported in Southwick Hunting and Shooting Participation and Market Trends – Nov. – Dec. and Annual 2013 2. Measure of the number of consumers with knowledge of a brand or product with prompting 3. Index ranging from -100 to 100 that measures consumers’ willingness to recommend a product to others

VISTA Outdoor Section 3 Industry Defining Customer Relationships and Product Development

Long-Tenured Customer Relationships Highly Valued Retail Partner Broad Demand for Vista Products % of FY 2014 Sales Other Retailers & Distributors, 72% Walmart, 12% Top Ten Retail Customers 28% 2013 Holster Brand of the Year 2013 Sporting Goods Supplier of the Year 2013 Hunting Vendor of the Year Expansive Network of Marquee Customers Respected Provider of Outdoor Products to Nation’s Leading Wholesalers and Retailers

Unmatched Quality of Customer Partnerships Close Collaboration Core to Our Customer Relationships 1 Coordinated marketing and advertising campaigns 2 Inventory replenishment support 3 Product category merchandising plans

Growing Market Share Through a Portfolio of Authentic Brands Segmented Brand Strategy Leveraging Over 30 Brands That Lead Niche Categories Category Brand Market Share Ammunition #1-Overall #1-Handgun #1-Rifle #2-Shotshell Laser Rangefinder (Golf) #1 Binoculars #1 Riflescopes #1 Gun Care #1 Game Calls #1 Trail Cameras #2 Vista Outdoor is #1 in Ammunition and Holds the #1, 2, or 3 Market Position in 21 Accessories Categories

Leading Innovation and Product Development Competencies Standardize Market-Based Product Development Process to Drive Organic Growth 1 Objectives Develop new and innovative performance-based differentiated products Secure partnerships that fill technology gaps and drive innovation Achieve ROI and discretionary and IR&D investments Deliver affordable, differentiated and innovative products to market – engage, activate, and capture new shooters Increase speed to market to capitalize on market opportunities Leverage technology and platforms to maximize value and by delivering common products to multiple markets 2 Initiatives Utilize the integrated product development process to bring ideas successfully and profitably to market Build in continuous consumer feedback loop Incorporate advanced technology – emerging and maturing Design for cost and manufacturability 3 Deliverables Full portfolio product and technology roadmaps 12 new strategic partnerships 3 Product of the Year awards 5 Innovation projects targeting key consumer needs by NASGW Delivering Innovation to Create Competitive Separation

Recent Product Launches Wireless Trail Cam Images are sent directly to a user’s phone, tablet or computer for up-to-the- minute scouting information from wherever he or she places the camera V3 Golf Laser Rangefinders Pinseeker with JOLT technology provides the user with positive feedback when he or she has locked on the pin for exact yardage Gold Dot G2 Bonded bullet that was designed for superior barrier performance through the FBI test protocol Pre-programmed interval skives plus an engineered elastomer filled hollowpoint results in one of the most consistent, best performing, highest FBI scoring rounds available

Industry Defining Product Awards

Award Name	Product / Brand	Awarded By
2014 Best of the Best	Bushnell Wireless Trophy Cam HD 	FIELD & STREAM
2014 Best of the Best	Primos Hook Up Box Call 	FIELD & STREAM
2014 Silmo D'Or Award	Bollé SportProtective Line 	Silmo d'Or 2014
2014 Best Rangefinder	Bushnell Tour Z6 Jolt 	mygolfspy
2013 Holster Brand of the Year	BLACKHAWK! 	OPTICS PLANET INC
2013 Hunting Vendor of the Year	ATK ATK	Cabela's

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Industry Defining Product Awards (cont'd)

Award Name	Product / Brand	Awarded By
2013 Sporting Goods Supplier of the Year	ATK	Walmart
2013 Editor's Choice	Bushnell Legacy Binocular 	American Rifleman
2013 Gold Award	Bushnell NeoX 	Golf Digest
2012 Rifle of the Year	Savage 11 Lightweight Hunter 	American Rifleman
2011 Gear of the Year	Bollé Vortex 	Outside
2010 Rifle of the Year	Savage 11 FCNS with Accutrigger & Accustock 	American Hunter

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Vista Outdoor Section 4 Scalable Model With Established Infrastructure

Established Manufacturing, Global Sourcing and Distribution Platform Integrated Supply Chain Management Core to Our Business Model State-of-the-Art Manufacturing 15 manufacturing facilities in the US, Puerto Rico, Mexico and Canada Adherence to strict regulatory standards and certifications Regulations and cost to build new facilities create significant barriers to entry for potential competitors Ability to leverage the scale and scope of the Vista Performance Management system across our manufacturing operations to be the low-cost producer in many of our product categories Expansive Sourcing Network Scope and scale is difficult to replicate Obtain the best price and delivery available on our raw materials Source finished product domestically and internationally for global distribution Continuously seek to strengthen our vendor base and produce year-over-year product cost reductions Efficient Global Distribution Global network covering North and South America, Europe, Asia and Australia Consolidated North American distribution centers to increase efficiencies Ongoing implementation of automated process in key locations

Integrated Supply Chain Management Globally Focused, Established Infrastructure, Scalable Model Strategy Objectives linked to overarching business strategy Clear criteria on when to make versus buy Specific vision for China and other low cost countries Sub-strategies for key categories and key vendors Processes / Capabilities Global Strategic Sourcing / standardized and data-driven Product Life Cycle Management / reduced time to peak sales New Product Development / leverage supply chain innovation New Vendor Selection / optimize sourcing cost, quality, capabilities, delivery times Supply Base Management / evaluate and actively manage vendor performance Supply Base Development / define road ahead together Resources / Organization Global sourcing and quality organization located in US, Europe and Asia Led by experienced Global VP of Procurement Close proximity promotes collaboration with key functions (e.g., sales, marketing) Greater efficiency in new product development and quality resolution Sets category, country, and vendor strategies Supply and demand forecasting, ordering

Leveraging Our Established Infrastructure Bushnell Savage Arms Acquisition of Bushnell and Savage resulted in a comprehensive product offering of ammunition, sporting arms and accessories Integrated these acquisitions using a centralized management approach and cross-functional integration team to maximize deal value Focused integration strategy that allows leveraging the respective strengths and capabilities of the organizations; optimizing key activities across the business while minimizing disruption Realizing Meaningful Synergies Cost Synergies Alignment of strategic accounts under existing direct sales structure Efficiencies in marketing, brand and product line management Consolidated sourcing, optimized distribution, and operational support functions Significant annual recurring cost synergies anticipated to be fully realized by FY16 Revenue Synergies Complementary product offering provides opportunity for incremental sales Combined entity enables collaborative innovation to accelerate new product introduction Broadened portfolio promotes growth potential by expanding channel distribution while offering new and existing customers an opportunity to streamline their procurement process case study

Established Manufacturing and Distribution Capabilities [1]


UTAH
Company HQ
Lewiston, Idaho
Ammunition,
CCI / Speer
Meridian, Idaho
Accessories,
BLACKHAWK!
Oroville, California
Accessories
RCBS / Weaver
Huntington Beach, California
Accessories, Night Optics
Orem, Utah
Accessories, Gold Tip
Olathe, Kansas
Accessories, Bushnell
Overland Park, Kansas
Accessories HQ
Bushnell / BLACKHAWK!
Manhattan, Montana
Accessories
BLACKHAWK!
Anoka, Minnesota
Ammunition HQ
Federal Premium
Richmond, Indiana
Accessories, Champion
Westfield, Massachusetts
Firearms HQ
Savage Arms
Norfolk, Virginia
Accessories,
BLACKHAWK! / Eagle
Virginia Beach, Virginia
Accessories,
BLACKHAWK! / Eagle
Flora, Mississippi
Accessories, Primos
Brookhaven, Mississippi
Accessories, Primos
Lares, Puerto Rico
Accessories
BLACKHAWK! /
Eagle Industries

Note
1. Representative brands shown by location. Not inclusive of all brands in that location

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Infrastructure In Place Around the Globe [1]


Vaughan, Ontario, Canada
Accessories
Bushnell/Bollé
Lakefield, Ontario, Canada
Firearms
Savage Arms
Chessington, UK
Accessories
Bushnell/Bollé
Sursenes, France
Accessories
Bollé/Serengeti/
Bushnell
UTAH, USA
Company HQ
Tijuana, Mexico
Accessories, Gold Tip
Mexico City, Mexico
Accessories
Bushnell/Bollé
Tokyo, Japan
Accessories
Bushnell/Bollé
Hong Kong
Accessories
Bushnell/Bollé
Heatherton, Victoria, Australia
Accessories
Bushnell/Bollé
Barcelona, Spain
Accessories
Bushnell/Bollé
Kolbermoor, Germany
Accessories
Bushnell/Bollé
Lyon, France
Accessories
Bollé Safety
Torino, Italy
Accessories
Bushnell/Bollé
Christchurch, New Zealand
Accessories
Bushnell/Bollé
FY14 International Sales

Note
1. Representative brands shown by location. Not inclusive of all brands in that location

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Overview of Manufacturing Facilities Scalable Model with Established Infrastructure Ammunition and primer manufacturing facilities – 1,000,000 sq. ft. Rifles and shotgun manufacturing facilities – 229,000 sq. ft. Machining and plastic injection molding facilities – 135,000 sq. ft. Ammunition capacity has increased year over year through capital investments Additional ammunition capacity will be coming on line near-term Additional rifle and shotgun capacity will be utilized for new product introductions

Overview of Distribution Facilities Scalable Model with Established Infrastructure Ammunition and primer distribution center – 198,000 sq. ft. Rifle and shotgun distribution centers – 78,000 sq. ft. Outdoor products distribution centers – 276,000 sq. ft. Distribution consolidation has been identified as part of recent acquisitions Westfield distribution center has recently been relocated to allow product flow optimization Anoka distribution center was relocated in 2012 to a separate facility to free up floor space for production equipment

Vista outdoor Section 5 Key Growth Strategies

Our Growth Strategies 1 Capitalize on a Growing and Fragmented Market 2 Expand Into Complementary or Adjacent Categories Through M&A 3 Develop New and Innovative Products to Drive Organic Growth and Customer Loyalty 4 Leverage Relationships With Our Wholesale and Retail Channel 5 Continuously Improve Operations A Leading Global Provider in Outdoor Sports and Recreation

Growth Engine: Organic and Acquired Product Development Organic Growth Product Innovation Engineering and Innovation Drive Core Customer Following and Organic Growth Multiplier Effect M&A Inorganic Growth Acquisition of Assets Acquisitions Leverage Existing Infrastructure and Channels

Capitalize on a Growing and Fragmented Market Outdoor Recreation and Shooting Sports Experiencing Positive Trends that Support Demand Outdoor Recreation Attracts ~1.2M New Participants Per Year Outdoor Participants (m) 150 140 130 120 110 100 2006 2013 134 +6% 143 Shooting Sports Has Grown 12% Since 2009 +7m New US Shooters, 2009 – 2012 66% New Shooters Aged 18 – 34 37% Female Participation in Hunting & Target Shooting, 2010 – 2012 Shooting Sports Continues to Expand in Media Outlets Opportunity for Brand Consolidation Coupled with Ongoing Retail Expansion Branded Equipment Market Share (1) Top Five Companies, 19% Rest of Market, 81% Announced New Store Openings Through 2015 (2) 320 40 20 0 300 25 20 15 9 8 % of Existing Footprint 7% 37% 400% 24% 6% 15% Current Store Count: 4,322 68 5 63 150 55 Source: Outdoor Foundation Source: NSSF and FBI Adjusted NICS CAGR 2008–2013, new shooters defined as having begun shooting within last 5 years Source: Sporting Goods Intelligence; store opening data from company websites Notes 1. Represents 2012 wholesale value of branded sporting goods equipment 2. Walmart new store openings through the end of the current fiscal year

M&A – Guiding Principles How We Assess Acquisition Opportunities Criteria 1 Adjacent categories that speak to rugged individualism 2 Outdoor-focused brands 3 Familiar customer 4 Opportunity to improve the brand, increase distribution, and apply operational excellence 5 Right price at the right time Complementary product offering Strengthen brand portfolio Cost and revenue synergies Leverage existing R&D, sourcing, manufacturing, distribution, and marketing infrastructure ROIC accretive Recent Acquisitions

Proven M&A Track Record Savage, Bushnell, BLACKHAWK! and Weaver (Optics) Are Highly Strategic Acquisitions that Strengthen Vista’s Offering Bushnell: high-quality, affordable and innovative optics and accessories brands Complements existing portfolio Provides outdoor recreation expansion opportunities Savage: prominent brands known for accuracy, innovation, quality, and affordability Over 100 years of market leading innovation in the long-gun category BLACKHAWK!: top-quality tactical accessories with #1 share of holster market Industry leader with a broad customer base that depends on the brand’s performance and durability Weaver (Optics): technologically advanced and rigorously tested scopes and binoculars Brand has experienced 21% revenue CAGR since acquisition (1) Vista’s Entire Brand Portfolio the Result of Executing the Acquisition Strategy Beginning in 2001 Note 1.FY09 – FY14 revenue CAGR for Weaver optics product line

Use M&A to Expand into Complementary or Adjacent Categories

Disciplined Approach to Developing New and Innovative Solutions Funnel Tunnel Discovery Ideation Concept Formulation Feasibility Definition Design Pilot Production Gated Development Process Accelerate Time to Market

Leverage Wholesale and Retail Channel Relationships Fully Integrated Sales & Marketing Teams Dedicated to Key Partners 1 Sales Support specific to outdoor products and shooting sports Leverage brand portfolio and increase productivity at key partners 2 Analytics Shared industry knowledge and customer insights Foster trust and deepen cooperation with partners 3 Marketing Tactical execution of monthly marketing plan Capture greater share of customer basket and attract new customer segments Develop Synergistic Relationships as Supplier of Choice Across Product Categories

Operations Improvement via the Vista Performance Management (“VPM”) System Key Initiatives to Drive Operational Efficiencies Shooting Sports Facility/equipment investment and consolidation for “Factory of the Future” Process flexibility to meet customer demand Execution excellence metrics; OEE S&OP process to meet changing customer demand “Lean Mfg. Focus” driving continuous improvement of operational KPI’s Finished goods inventory position Engineering resources to accelerate new product development Outdoor Products Completion of Bushnell integration Sourcing personnel and process to reduce lead times and increase on time deliveries Facility consolidations in both manufacturing and distribution Best-in-class demand planning process Asian operations office with key personnel to drive quality, delivery and profitability Voice of the customer to support innovation and product development Finished goods inventory position

Vista outdoor Section 6 Financial Overview

Key Differentiators of Vista Financial Model 1 Strong Free Cash Flow Generation 2 Economies of Scale in Sourcing, Manufacturing and Distribution 3 Low Cost Manufacturing 4 Modest Capital Expenditure Requirements

Historical Financial Highlights  Revenue $M 3,000 2,000 1,000 0 1,043 1,196 1,874 2,280 2,225 FY2012 FY2013 FY2014 PF2014(1) Adj. LTM Q2 2015(1)(2) Adj. EBITDA (Non-GAAP) $M 450 300 150 0 88 112 302 370 375 Adj. EBITDA Margin: FY2012 8.4% FY2013 9.3% FY2014 16.1% PF2014(1) 16.2% Adj. LTM Q2 2015(1)(2) 16.8% Note 1.Unaudited financial results pro forma for acquisition of Bushnell and Savage 2.LTM period ending September 28, 2014 adjusted for the Bushnell acquisition

Historical Financial Summary Select Financials Years Ended March 31, ($M) FY2012 FY2013 FY2014 PF 2014 (1) Adj. LTM Q2 2015 Net Sales $1,043 $1,196 $1,874 $2,280 $2,225(3) % Growth 9.0% 14.7% 56.7% N/M N/M Gross Profit 192 242 467 649 563 % Margin 18.4% 20.3% 24.9% 28.5% 25.3% Operating Income 30 (2) 101 234 293 282 % Margin 2.9% 8.5% 12.5% 12.8% 12.6% D&A 24 25 45 67 61 EBITDA (Non-GAAP) 55 127 279 359 343 % Margin 5.3% 10.6% 14.9% 15.7% 15.3% Adj. EBITDA (Non-GAAP) 88 112 302 370 375(3) % Margin 8.4% 9.3% 16.1% 16.2% 16.8% Notes 1.Unaudited financial results adjusted for acquisition of Bushnell and Savage. See Form 10 for detailed adjustments 2.Includes $48M goodwill impairment 3.Net sales and Adj. EBITDA adjusted for the Bushnell acquisition

Recent Performance H1 FY15 Highlights Operational Performance Expected softening in shooting sports market Strong demand for a variety of pistol and rim fire ammunition products Delivered excellent execution of the Factory of the Future Strategy within Savage Arms Success in entering new and adjacent markets with: firearms, camping, golf and sports optics Received industry awards and recognition including several “Best of the Best” awards from Field & Stream as well as one SILMO award Won multiple international, US Government and Federal Law Enforcement ammunition contracts Financial Highlights H1 sales increased 39% to $1,091M vs. $785M in the comparable prior year period Shooting Sports increase due to Savage Arms acquisition and centerfire ammunition volume Outdoor Products driven by Bushnell 1% organic sales growth off of 37% organic growth in H1 FY14 2-year organic growth rate of approx. 11% per annum H1 operating profit increased 57% to $134M vs. $86M in the comparable prior period Increase attributable to Savage Arms and Bushnell acquisition and prior year restructuring / cost rationalization Firearms and ammunition market peaked in 2H FY14 Average downturn lasts 18 months FY16 supports recovery and return to modest growth anticipated in 2H FY16 Due to firearms market conditions, plan to record a non-cash, goodwill / trade name impairment charge in Q3 FY15 related to Savage Arms Anticipate only partial tax benefits

Historical Cash Flow & Capital Spend Summary Strong Free Cash Flow Generation Profile (1) ($M) 350 300 250 200 150 100 50 0 64 88 261 327 FY2012 FY2013 FY2014 FY2014PF(2) % of Sales: 6.1% 7.4% 14.0% 14.3% Disciplined Capital Expenditures ($M) 50 40 30 20 10 0 24 23 40 43 FY2012 FY2013 FY2014 FY2014PF(2) 2.3% 2.0% 2.2% 1.9% Notes 1.Represents Adj. EBITDA – Capex (non-GAAP measure) 2.Unaudited financial results pro forma for acquisition of Bushnell and Savage

Vista Is Uniquely Positioned for Continued Outperformance Vista Is a Best-in-Class Operator… Vista experiences stronger growth during growth cycles and more modest declines during down cycles Evidenced by growth in market share since 2003 Good – better – best strategy allows wholesalers and retailers to interact with single ammunitions supplier across all price points In down cycle, importers and domestic competitors lose shelf space before Vista is impacted Scalable infrastructure allows for maximum flexibility to meet changes in demand …With the Leading Position in the Ammunition Market Share of US Ammunition Sales % 40 30 20 10 0 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Source: Company Filings

History of Strong Ammunition Sales Growth Following Down Cycles Projected Ammunition Sales Based on Reported Excise Taxes (1) ($B) 3,000 2,500 2,000 1,500 1,000 500 0 Down Cycle 15 months Down Cycle 22 months 1998 2001 2004 2007 2010 2013 Firearms and Related Accessories Have Historically Followed Similar Trends Source: National Shooting Sports Foundation Note 1.Adjusted for inflation as of 2013 Mid-Term Outlook for Ammunition Sales Down cycle beginning in 2014 expected to last approximately 18 months Ammunition sales cycle typically lags firearms and experiences less severe peaks and troughs Strong trends in shooting sports participation expected to drive next growth cycle Installed shooter base grew by ~7M from 2009 – 2012, including large numbers of women and young adults 35% of shooters report increased participation in shooting over last 5 years Number of shooting ranges has grown at a 12% CAGR since 2006 Source: National Shooting Sports Foundation

Limited Exposure to Firearms Cycle Diversified Product Mix with Emphasis on Consumable Goods Firearms make up <10% of Vista’s total revenue Firearms & security peers generate nearly 100% of their revenue from this category Ammunition is a consumable good whereby demand increases with a greater installed shooter base (akin to razor / razorblade model) Outdoor recreation products are a growing part of Vista’s business The market for outdoor recreation products is independent of ammunition and firearms Outdoor products represented ~35% of FY2014 sales (1) Ongoing evaluation of M&A opportunities to further diversify product portfolio Vista’s Growth Trajectory Distinct from Firearms Peers Annual Sales, Indexed to 100 800 600 400 200 0 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Source: National Shooting Sports Foundation, Company Filings Total Firearms Sales(3) Notes 1. Pro forma for acquisitions of Bushnell and Savage Arms 2. Vista Outdoor and Smith & Wesson sales based on fiscal year ending March 31 and April 30, respectively, of following calendar year 3. Sturm, Ruger & Co. and Total Firearms Sales based on calendar year

Capitalization Overview Pro Forma Capitalization ($M) Maturity Rate As of 9/28/2014 Cash 134 Revolver ($400M) 5 years L + 175 bps - Term Loan A 5 years L + 175 bps 350 Total Debt 350 Pro Forma 9/28/14 LTM Adj. EBITDA(1) 375 Credit Statistics Total Debt / Pro Forma 9/28/14 LTM Adj. EBITDA(1) 0.9x Net Debt / Pro Forma 9/28/14 LTM Adj. EBITDA(1) 0.6x Liquidity Cash on Hand 134 Revolver Availability(2) 370 Total Liquidity 504 Financial Flexibility and Liquidity to Create Long-Term Shareholder Value Notes 1.Pro Forma 9/28/14 LTM EBITDA adjustments include standalone and public company costs and adjustments associated with the acquisition of Bushnell and Savage Arms; see appendix for non-GAAP reconciliation 2.Accounts for $30M of outstanding L/Cs

Financial Goals Metric FY16/17 Expectations Long-Term Goals Organic Revenue Growth Modest growth in H2 FY16, with total FY16 growth in low single digits FY17 growth in mid-single digits 6% – 8% Adj. EBITDA Margin Mid-teens in FY16, with improvement in FY17 16% – 18% Capital Expenditures (% of Sales) Middle of range for FY16 and FY17 1% – 2% Near-Term Capital Deployment Strategy Strategy shaped by the strong free cash flow generation capability of Vista’s business model, coupled with depressed market valuations: Execute opportunistic M&A, focused on targets with high synergy potential and alignment with strategy Seek Board authorization for share repurchase program Buybacks will be opportunistic based on excess cash and valuation Low initial leverage (less than 1.0x) means debt repayment not a priority Long-term leverage target of 2.5x – 3.0x

Vista Outdoor Section 7 Conclusion

Key Investment Highlights 1 Portfolio of Authentic Brands Focused on Outdoor Sports and Recreation 1, 2, or 3 in Market Position in 21 Categories 2 Large, Addressable and Growing Outdoor Recreation and Shooting Sports Market $63B Market and Proven Share Growth 3 Leading Innovation and Product Development Competencies New Product Awards and a Development Pipeline 4 Proven Manufacturing, Global Sourcing and Distribution Platform Modernized Facilities and Efficient Operational Model 5 Proven M&A Capabilities A Track Record of Strategic Acquisitions 6 Long-Tenured and Highly Experienced Management Team A Seasoned Team Committed to Value Creation

Vista Outdoor Appendix

Non-GAAP Reconciliation

($000)	FY2012	Years Ended March 31, FY2013	FY2014	PF 2014	LTM Adjusted 9/28/14
Net income	$10,660	$64,692	$133,257	$175,907	$156,180
Interest expense (income), net	(3)	(7)	15,469	6,744	31,138
Income tax provision	19,647	36,770	85,081	110,129	94,959
Depreciation and amortization of intangible assets	24,490	25,128	44,902	66,550	60,882
EBITDA	54,794	126,583	278,709	359,330	343,159
Goodwill impairment[1]	47,791	-	-	-	-
Transaction costs[2]	-	-	16,780	-	21,566
Pre-acquisition Bushnell EBITDA	-	-	-	-	5,513
Transition costs[2]	-	-	5,700	5,700	9,300
Standalone and public company costs[3]	(15,000)	(15,000)	(15,000)	(15,000)	(15,000)
Inventory step-up[4]	-	-	15,500	15,500	6,500
Bushnell adjustments[5]	-	-	-	4,728	3,454
Adjusted EBITDA	$87,585	$111,583	$301,689	$370,258	$374,492

Notes
1. Refer to Footnote 8 in the annual financial statements included in the Form 10 for a description of the goodwill impairment
2. Represents transaction costs, including accounting, legal and advisor fees, and transition costs, in each case incurred in connection with our current transaction and the acquisitions of Bushnell and Savage Arms
3. Represents our estimate of costs that we would have incurred in excess of the applicable corporate allocation had we operated as a standalone public company during the period
4. Represents inventory step-up recorded in connection with our acquisitions of Bushnell and Savage Arms as part of their respective purchase price allocations
5. Represents (a) elimination of management fees of approximately $1.6M paid by Bushnell, which will not be paid in the future; (b) compensation and fees paid by Bushnell to its board of directors and with respect to certain professional services of approximately $0.2M, which will not be paid in the future; and, (c) transaction costs of approximately $3.0M incurred by Bushnell in connection with its acquisition, including accounting, legal, advisor fees and management bonuses

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